Exhibit 99.2

Financial Statements of Miltec Corporation for the Years Ended September 30, 2005 and 2004 and Independent Auditors’ Report.

MILTEC CORPORATION AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders of

Miltec Corporation and Subsidiary

Huntsville, Alabama

We have audited the accompanying consolidated balance sheets of Miltec Corporation and Subsidiary as of September 30, 2005 and 2004, and the related consolidated statements of operations, changes in equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Miltec Corporation and Subsidiary as of September 30, 2005 and 2004, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

CERTIFIED PUBLIC ACCOUNTANTS

February 3, 2006

MILTEC CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2005 AND 2004

ASSETS

	2005	2004
CURRENT ASSETS
Cash and cash equivalents	$306,521	$2,150
Contracts receivable, net of allowance for bad debt of $59,000 and $20,048 for 2005 and 2004, respectively	7,426,008	5,073,537
Unbilled receivables	924,301	1,241,073
Employee advances	35,246	24,749
Travel advances	6,714	5,316
Prepaid expenses	22,822	161,892
Other receivables	10,355	17,946

TOTAL CURRENT ASSETS	8,731,967	6,526,663

PROPERTY AND EQUIPMENT
Furniture & equipment	778,972	822,607
Computer equipment	1,430,414	1,152,478
Leasehold improvements	577,599	507,598

	2,786,985	2,482,683
Less accumulated depreciation	2,194,049	1,752,536

PROPERTY AND EQUIPMENT, NET	592,936	730,147

OTHER ASSETS
Federal tax deposits	295,284	301,830
Refundable deposits	48,644	53,769
Prepaid expenses long-term	51,750	51,750
Other assets	52,168	—

TOTAL OTHER ASSETS	447,846	407,349

TOTAL ASSETS	$9,772,749	$7,664,159

The accompanying notes are an integral part of these consolidated financial statements.

LIABILITIES AND STOCKHOLDERS’ EQUITY

	2005	2004
CURRENT LIABILITIES
Cash overdraft	—	$1,274,420
Accounts payable - trade	2,535,344	1,670,444
Excess billings	201,286	24,144
Payroll accruals and withholdings:
Salaries and bonuses	623,827	490,753
Payroll taxes	236	11
Leave	825,629	646,876
Profit Sharing	1,216,276	1,067,916
Other	39,518	27,123
Contingent liability - DCAA (Note 11)	933,490	—
Line of credit	2,264,900	1,119,800
Current portion of capital leases	34,309	39,981

TOTAL CURRENT LIABILITIES	8,674,815	6,361,468

LONG-TERM PORTION OF CAPITAL LEASES	89,007	78,593

TOTAL LIABILITIES	8,763,822	6,440,061

STOCKHOLDERS’ EQUITY
Class A common stock, $0.01 par, 500,000 authorized, 449,500 shares issued, and 446,000 and 448,400 outstanding, respectively	4,495	4,495
Class B common stock, $0.01 par, 500,000 shares authorized, none issued or outstanding	—	—
Additional paid in capital	60,154	60,154
Retained earnings	1,034,829	1,162,100
Treasury stock, at cost	(90,551)	(2,651)

TOTAL STOCKHOLDERS’ EQUITY	1,008,927	1,224,098

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	9,772,749	$7,664,159

The accompanying notes are an integral part of these consolidated financial statements.

MILTEC CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004

	2005	2004
CONTRACT REVENUE	$40,430,373	$37,447,282

COSTS OF OPERATIONS
Direct labor	11,066,122	9,747,774
Direct materials	1,314,346	570,693
Subcontract	8,144,074	10,565,141
Direct travel	1,156,034	906,142
Other direct costs	117,041	90,663
Overhead expense	9,509,170	8,373,424
Material handling cost	204,657	230,566
General and administrative	4,416,244	3,562,471
Bid and proposal	419,848	609,712
Unallowable costs	2,058,741	517,120

TOTAL COSTS OF OPERATIONS	38,406,277	35,173,706

NET OPERATING INCOME	2,024,096	2,273,576

OTHER INCOME (EXPENSE)
Miscellaneous income	736	3,724
Interest expense	(173,587)	(67,665)

TOTAL OTHER EXPENSE	(172,851)	(63,941)

NET INCOME	$1,851,245	$2,209,635

The accompanying notes are an integral part of these consolidated financial statements.

MILTEC CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004

	Common Shares Class A	Common Stock Class A	Common Shares Class B	Common Stock Class B	Additional Paid In Capital	Retained Earnings	Treasury Stock	Total
Balance, September 30, 2003	448,500	$4,485	—	$—	$59,164	$1,254,584	$—	$1,318,233
Issuance of Common Stock	1,000	10	—	—	990	—	—	1,000
Stock Repurchase	—	—	—	—	—	—	(2,651)	(2,651)
Net Income	—	—	—	—	—	2,209,635	—	2,209,635
Distributions	—	—	—	—	—	(2,302,119)	—	(2,302,119)

Balance, September 30, 2004	449,500	$4,495	—	$—	$60,154	$1,162,100	$(2,651)	$1,224,098
Stock Repurchase	—	—	—	—	—		(87,900)	(87,900)
Net Income	—	—	—	—	—	1,851,245	—	1,851,245
Distributions	—	—	—	—	—	(1,978,516)	—	(1,978,516)

Balance, September 30, 2005	449,500	$4,495	—	$—	$60,154	$1,034,829	$(90,551)	$1,008,927

The accompanying notes are in integral part of these consolidated financial statements.

MILTEC CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$1,851,245	$2,209,635
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	441,513	415,202
Provision for bad debt	47,743	—
(Increase) decrease in:
Contracts receivable	(2,400,214)	(630,694)
Unbilled receivables	316,772	(506,521)
Costs and estimated earnings in excess of billings on uncompleted contracts	—	15,942
Employee advances	(10,497)	(6,856)
Travel advances	(1,398)	(630)
Prepaid expenses	139,070	(76,634)
Other receivables	7,591	(6,029)
Refundable deposits	5,125	—
Other assets	(52,168)	—
Increase (decrease) in:
Accounts payable – trade	864,900	228,472
Excess billings	177,142	(40,273)
Accrued liabilities	472,807	533,546
Contingent liability – DCAA	933,490	—
Billings in excess of costs and estimated earnings on uncompleted contracts	—	(82,339)

NET CASH PROVIDED BY OPERATING ACTIVITIES	2,793,121	2,001,071

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(263,287)	(494,568)
Federal tax deposits	6,546	(98,022)

NET CASH USED BY INVESTING ACTIVITIES	(256,741)	(592,590)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash overdraft	(1,274,420)	1,088,234
Net (payments) proceeds from line of credit	1,145,100	(143,208)
Principal payments on capital leases	(36,273)	(49,737)
Issuance of common stock	—	1,000
Stock repurchase	(87,900)	(2,651)
Distributions	(1,978,516)	(2,302,119)

NET CASH USED BY FINANCING ACTIVITIES	(2,232,009)	(1,408,481)

NET CHANGE IN CASH AND CASH EQUIVALENTS	304,371	—
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	2,150	2,150

CASH AND CASH EQUIVALENTS, END OF YEAR	$306,521	$2,150

The accompanying notes are in integral part of these consolidated financial statements.

MILTEC CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2005 AND 2004

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

Miltec Corporation (the Company) was incorporated as Military Technology, Inc. on March 12, 1997 under the laws of the State of Alabama. In May 2000 the name was changed to Miltec Corporation. Its primary business is the performance of service type contracts primarily with the U.S. Government and various government agencies. These contracts are located throughout the United States.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Miltec, Inc. (a Federal qualified subchapter S subsidiary), which was incorporated in Mississippi on October 26, 1999. On October 1, 2002, the Company split into four divisions including the subsidiary in order to fulfill their long-range vision. All significant inter-company and inter-divisional transactions and balances have been eliminated in consolidation. The subsidiary was dissolved on September 17, 2004, therefore there was no inter-company activity between the Company and Miltec, Inc. for the year ended September 30, 2005.

Statement of Cash Flows

For the purposes of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

During the years ended September 30, 2005 and 2004 cash payments for interest were $173,587 and $67,665, respectively. During the years ended September 30, 2005 and 2004 the Company acquired equipment of $84,951 and $91,420 through capital lease obligations, respectively.

Contracts Receivable

The Company reports contracts receivables at net realizable value. Management determines the allowance for doubtful accounts based on historical losses and current economic conditions. On a continuing basis, management analyzes delinquent receivables and, once these receivables are determined to be uncollectible, they are written off through a charge against an existing allowance account or against earnings. Management has provided an allowance for bad debt of $59,000 and $20,048 for the years ended September 30, 2005 and 2004, respectively.

Property and Equipment

Property and equipment is carried at cost less accumulated depreciation. The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed as incurred. When items of property or equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in the statement of operations.

Depreciation of property and equipment is provided utilizing the double-declining balance method over the estimated useful lives of the respective assets as follows:

Furniture & equipment	5 years
Computer equipment	3 years
Leasehold improvements	5 years

Leasehold improvements are amortized over the shorter of the remaining term of the lease or the useful life of the improvement utilizing the double-declining balance method. Depreciation expense for the years ended September 30, 2005 and 2004 was $441,513 and $415,202, respectively.

MILTEC CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

SEPTEMBER 30, 2005 AND 2004

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue and Cost Recognition

Revenue on time and material contracts is recognized to the extent of fixed billable rates for hours delivered plus reimbursable costs. Revenue on cost-plus-fee contracts are recognized on the basis of costs incurred during the period plus the fee earned. Revenues on fixed price contracts are recognized on the percentage-of-completion method measured by the cost-to-cost method after the contract reaches five percent (5%) completion. Under this method, progress towards completion is recognized according to the percentage of incurred costs to estimated total costs. This method is used because management considers the “cost-to-cost” method the most appropriate in the circumstances.

Contract costs include all allowable direct costs, as well as, all allowable overhead and general and administrative costs. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The asset “Unbilled receivables” represents costs and fees that will be billed under cost type contracts and differences between provisional indirect rates and actual allowable indirect rates, and unbilled revenues on time and material contracts and completed fixed price contracts.

The liability “Excess billings” represents billings in excess of costs and fees earned on cost type contracts and differences between provisional indirect rates and actual allowable indirect rates, and billings in excess of revenues earned on time and material contracts and completed fixed price contracts.

The liability “Billings in excess of costs and estimated earnings on uncompleted contracts” represents amounts billed in excess of revenues recognized on uncompleted fixed price contracts.

Income Taxes

The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S Corporation. In lieu of corporate income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for income taxes has been included in the consolidated financial statements.

In order to retain a fiscal year ending September 30, the Company made an election under the provisions of Section 444 of the Internal Revenue Code. Section 444 requires the Company to make a deposit of taxes with the Internal Revenue Service if the fiscal year election would have resulted in a tax deferral for the stockholders. The amount on deposit at September 30, 2005 and 2004, with the Internal Revenue Service is $295,284 and $301,830, respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of income and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain amounts in the prior year financial statements have been reclassified for comparative purposes to conform to the presentation in the current year financial statements.

MILTEC CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

SEPTEMBER 30, 2005 AND 2004

NOTE 2 - CONCENTRATIONS

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and contracts receivable. The Company maintains its cash balances in one financial institution. At times, the balances in these accounts may be in excess of federally insured limits. The Company also extends unsecured credit to its customers, including governmental agencies and commercial entities.

Substantially all of the Company’s sales were to U.S. government agencies or to prime contractors under contract with the U.S. government.

NOTE 3 - UNBILLED RECEIVABLES AND EXCESS BILLINGS

Unbilled receivables and excess billings on contracts at September 30, 2005 and 2004 include the following:

2005

	Unbilled	Excess Billings
Cost-Plus Fee	$610,466	$(139,433)
Time and Material	273,620	(4,992)
Completed Fixed Price	40,215	(56,861)

Total	$924,301	$(201,286)

2004

	Unbilled	Excess Billings
Cost-Plus-Fee	$715,714	$(9,866)
Time and Material	407,159	(6,493)
Completed Fixed Price	118,200	(7,785)

Total	$1,241,073	$(24,144)

Unbilled amounts are classified as current assets since substantially all amounts are expected to be realized within one year. Costs related to certain contracts are subject to adjustment resulting from negotiation and audit between the Company and its customers, including representatives of the U.S. Government. Revenues for such contracts and the related unbilled receivables have been recorded in amounts that are expected to be realized.

NOTE 4 - LINE OF CREDIT

The Company has a line of credit with a local bank in the amount of $5,000,000 and $3,500,000 as of September 30, 2005 and 2004, respectively. The line is scheduled to mature in May 2006 and 2005, respectively. Interest accrues at prime minus .25%, and is payable monthly. The line of credit is secured by accounts receivable, equipment and an assignment of life insurance on the majority stockholder. The unpaid principal balance at September 30, 2005 and 2004 was $2,264,900 and $1,119,800, respectively.

MILTEC CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

SEPTEMBER 30, 2005 AND 2004

NOTE 5 - CAPITAL LEASES

The Company has acquired a portion of its office equipment through capital lease agreements. This equipment and the associated lease obligations have been capitalized for accounting purposes using implicit borrowing rates at the inception of the lease.

Leases which have been capitalized and included in equipment as of September 30, 2005 and 2004, amount to $170,724 and $206,792, respectively. The accumulated amortization on this office equipment was $93,179 and $151,865 at September 30, 2005 and 2004, respectively, and is included in depreciation expense and accumulated depreciation.

The following is a schedule, by year, of the future minimum lease payments under capital leases together with the present value of the net minimum lease payments.

Year ending September 30,
2006	$45,681
2007	39,308
2008	27,508
2009	22,056
2010	14,641

Total future minimum lease payments	149,194
Less amounts representing interest	(25,878)

Present value of future minimum lease payments	123,316
Less current portion	(34,309)

Long-term portion	$89,007

NOTE 6 - COMMON STOCK

The Company has two classes of common stock. Class A shares are voting common stock and Class B shares are nonvoting common stock. All shares of stock have identical rights to distribution and liquidation proceeds.

NOTE 7 - TREASURY STOCK

The Company acquired 2,400 and 1,100 shares of common stock for its treasury during the years ended September 30, 2005 and 2004, respectively.

MILTEC CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

SEPTEMBER 30, 2005 AND 2004

NOTE 8 - RELATED PARTY TRANSACTIONS

The Company leases office space from its majority stockholder under a five-year operating lease ending June 30, 2006. The initial lease rate is $537,491 with yearly increases of three percent. Monthly rental payments averaged $49,311 and $47,876 for the years ended September 30, 2005 and 2004, respectively. Total rental expense under this lease was $591,737 and $574,515 for the periods ended September 30, 2005 and 2004, respectively.

Future minimum lease payments are as follows as of September 30, 2005:

Year Ending September 30,
2006	$453,726

Subsequent to September 30, 2005, the Company was acquired under an Agreement and Plan of Merger (the Agreement) with Ducommun, Incorporated (Ducommun), as described in Note 13 below. As part of the terms of the Agreement, the operating lease was amended to extend the term of the lease from June 30, 2006 to June 30, 2008 and to set the monthly Base Rent to $50,414 per month for two months following the Effective Date of the acquisition and Fair Market Rent thereafter through the remaining term of the lease. These amended terms have not been reflected in the above schedule.

NOTE 9 - OPERATING LEASES

The Company also rents office space and equipment from non-related parties as follows:

Location	Term	Monthly Rental	Type
Huntsville	November 2002- October 2006	$13,512	Office space
Mississippi	October 2003- September 2013	$6,875	Office space

Future minimum lease payments are as follows:

Year Ending September 30,
2006	$244,642
2007	89,256
2008	82,500
2009	82,500
2010	82,500
Thereafter	247,500

$828,898

Total rental expense under the above operating leases was $752,517 and $591,061 for the years ended September 30, 2005 and 2004, respectively.

MILTEC CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

SEPTEMBER 30, 2005 AND 2004

NOTE 10 - BENEFIT PLAN

Substantially all of the full time employees participate in the Company’s defined contribution 401(k) profit sharing plan (the Plan). Under the Plan, employees may elect to defer up to ten percent (10%) of their salary, and the Company may contribute a discretionary matching contribution of up to five percent (5%) of compensation subject to Internal Revenue Service limitations. Also, in accordance with the Plan amendment as of January 2002, the Company may contribute a discretionary profit sharing contribution. In 2005 and 2004 the Company contributed a discretionary matching contribution up to five percent (5%) of each participant’s eligible compensation and a profit sharing contribution of ten percent (10%) of each participant’s eligible compensation. The Company’s total contributions to the plan for the years ended September 30, 2005 and 2004 were $2,213,647 and $1,887,028, respectively.

NOTE 11 - CONTINGENCIES

Several of the Company’s contracts with the U.S. Government contain provisions for award fees, which are awarded based upon the Government’s evaluation of Company’s performance under these contracts and are accrued upon award. The Company has several U.S. Government contracts which are subject to audit by the Defense Contract Audit Agency (DCAA). All subjected contract costs and rates have been audited through September 30, 2002. During the September 30, 2002 audit, DCAA disallowed certain costs in the amount of $165,016 related to independent consultants under agreement with the Company. The Company was unsuccessful in protesting the disallowed costs and has accrued a liability for the $165,016 and an estimate for similar costs of $409,055 and $359,419 for September 30, 2003 and 2004, respectively. All independent consultant charges incurred in fiscal year 2005 were recorded as unallowable as incurred.

The Company is involved in an ongoing DCAA audit for the fiscal year ended September 30, 2003. Potentially, additional audit adjustments could significantly effect the fiscal years covered by these financial statements.

NOTE 12 - VARIABLE INTEREST ENTITY

In December 2003, the Financial Accounting Standard Board issued FASB Interpretation (FIN) 46R, entitled Consolidation of Variable Entities, that provides guidance in determining when variable interest entities (VIEs) should be consolidated in the financial statements of the primary beneficiary. The consolidation provisions of FIN 46R are effective in fiscal years beginning after December 15, 2004. As a result of its continuing evaluation of the effect that the adoption of FIN 46R will have on the Company’s results of operations and financial condition, the Company believes that it is reasonably possible that MT Properties, LLC will qualify as a VIE.

MT Properties, LLC is an operating entity formed to own the building where the Company’s main office is located in Huntsville, Alabama. The Company’s estimated maximum exposure to loss as a result of its continuing involvement with MT Properties, LLC is $284,205 and $(14,735) as of September 30, 2005 and 2004, respectively. This amount is the balance of the entity’s equity and deficit at December 31, 2004 and 2003, respectively. As of September 30, 2005, the Company does not intend to, nor is the Company committed to fund any amounts to MT Properties, LLC in the future, and there are no debt guarantees under which the Company could potentially be required to perform in relation to its majority stockholder’s investment in MT Properties, LLC.

MILTEC CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

SEPTEMBER 30, 2005 AND 2004

NOTE 13 - SUBSEQUENT EVENT

On November 22, 2005 the Company entered into an Agreement and Plan of Merger (the Agreement) by and among Ducommun Incorporated, a Delaware corporation (Ducommun), DT Acquisition Sub, Inc., an indirect wholly-owned subsidiary of Ducommun, and the Company’s “Principal Shareholders,” as defined in the Agreement. On January 6, 2006, pursuant to the Agreement, DI Acquisition Sub, Inc. merged with the Company, with the Company continuing as the surviving entity. Following the merger, the Company is an indirect wholly-owned subsidiary of Ducommun.

MILTEC CORPORATION

Unaudited Financial Statements as of December 31, 2005 and September 30, 2005